Exhibit 10.2

Execution Version

AMENDED AND RESTATED LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2025, by ProKidney Corp., a Delaware corporation (the “Company”), and certain ProKidney Holders (as defined below) who are equityholders of ProKidney Holdings, LLC, a Delaware limited liability company (“ProKidney”).

WHEREAS, the Company was formerly a Cayman Islands exempted company limited by shares (the Company, prior to its domestication to Delaware, “ProKidney Cayman”);

WHEREAS, on July 11, 2022 (the “Closing Date”), ProKidney Cayman completed a business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated January 18, 2022 (the “Business Combination Agreement”), that ProKidney Cayman (f/k/a Social Capital Suvretta Holdings Corp. III) entered into with ProKidney LP, a limited partnership organized under the laws of Ireland (“PKLP”);

WHEREAS, in connection with the closing of the Business Combination, ProKidney Cayman entered into a Lock-Up Agreement (the “Original Agreement”), dated as of the Closing Date, by and among ProKidney Cayman, the Sponsor (as defined below), the Sponsor Key Holders (as defined below) and the ProKidney Holders, pursuant to which the Holders’ Lock-Up Shares (as defined in the Original Agreement) became subject to limitations on Transfer (as defined in the Original Agreement) as set forth in the Original Agreement;

WHEREAS, on June 26, 2025, ProKidney was organized as a Delaware limited liability company by the filing of a certificate of formation in the office of the Secretary of State of the State of Delaware, and PKLP, as the initial member, entered into a limited liability company agreement of ProKidney, which has been subsequently amended and restated into that certain Second Amended and Restated Limited Liability Company Agreement of ProKidney, dated as of July 1, 2025 (the “ProKidney LLCA”), by and among ProKidney, the Company and the other members of ProKidney;

WHEREAS, (i) PKLP contributed substantially all of its assets to ProKidney as a contribution to capital, (ii) PKLP commenced winding-up and made a liquidating distribution of its limited liability company interests in ProKidney to its partners in redemption of their interests in PKLP, and (iii) ProKidney Corp. GP Limited sold its nominal economic interest in ProKidney received in such distribution to ProKidney Cayman (the “Substitution”);

WHEREAS, immediately following the Substitution, ProKidney Cayman changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and registering by way of continuation, for purposes of the Companies Act, as amended, of the Cayman Islands, and domesticating and continuing, for purposes of the Delaware General Corporation Law, as amended, as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and together with the Substitution, the “Restructuring”);

WHEREAS, as a result of the Restructuring, (i) each share of Acquiror Class A Common Stock formerly held by the shareholders of ProKidney Cayman and now held by the stockholders of the Company was converted into a Class A Common Share (as defined below), (ii) each share of Acquiror Class B Common Stock formerly held by the limited partners of PKLP and now held by the members of ProKidney was converted into a Class B Common Share (as defined below), and (iii) each New Company Common Unit formerly held by the limited partners of PKLP was converted into a Common Unit of ProKidney;

WHEREAS, pursuant to Section 3(f) of the Original Agreement, the Board of Directors of the Company and the Holders of a majority of the total Lock-Up Shares (as defined in the Original Agreement) who are party hereto have the right to, and desire, to amend and restate the Original Agreement in its entirety as set forth herein to clarify that the limitations on Transfer to which the Holders’ Lock-Up Shares were subject to as of such time shall continue to apply to their Lock-Up Shares now held by virtue of the Restructuring on the terms set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree to amend and restate the Original Agreement to read in its entirety as follows:

1.            Definitions.  The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a)          “Class A Common Shares” shall mean the shares of Class A common stock of the Company, par value $0.0001 per share.

(b)          “Class B Common Shares” shall mean the shares of Class B common stock of the Company, par value $0.0001 per share.

(c)          “Common Shares” shall mean the Class A Common Shares and the Class B Common Shares, collectively.

(d)          “Common Units” shall mean the units of ProKidney designated as “Common Units” pursuant to the ProKidney LLCA.

(e)        “Earn-Out Shares” shall mean the (i) Common Shares issued upon the vesting of the Delaware Class B Series 1 RSRs, Delaware Class B Series 2 RSRs, or Delaware Class B Series 3 RSRs, as applicable and (ii) corresponding Common Units issued upon the vesting of the Series 1 RCUs, Series 2 RCUs, or Series 3 RCUs, as applicable, in each case in accordance with Section 2.5 of the Business Combination Agreement (as modified by virtue of the Restructuring by the Plan of Domestication and the ProKidney LLCA).

(f)         “Exchange Agreement” means (i) prior to the Restructuring, the Exchange Agreement, dated as of the date of the Original Agreement, by among ProKidney Cayman, PKLP and certain ProKidney Holders from time to time party thereto, as amended from time to time, and (ii) after the Restructuring, the Amended and Restated Exchange Agreement, dated on or about the date hereof, by and among the Company, ProKidney, and certain ProKidney Holders from time to time party thereto, as amended from time to time.

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(g)          “Holder” shall mean any of the Holders.

(h)         “Holders” shall mean the Sponsor, the Sponsor Key Holders, the ProKidney Holders and any Person who either became a party to the Original Agreement pursuant to Section 2 thereof or hereafter becomes a party to this Agreement pursuant to Section 2.

(i)          “Lock-Up Period” shall mean, except with respect to the Earn-Out Shares, the period beginning on the Closing Date and ending on the earlier of (i) the date that is 180 days after the Closing Date and (ii) (A) in the case of the Private Placement Shares (as defined in the Insider Letters (as defined below)), the last day of the Private Placement Shares Lock-Up Period (as defined in the Insider Letters) and (B) in the case of Lock-Up Shares other than the Private Placement Shares, (I) for 33% of the Lock-Up Shares (other than the Private Placement Shares and the Earn-Out Shares) held by the Holders and their respective Permitted Transferees, the date on which the last reported sale price of Acquiror Class A Common Stock equaled or exceeded $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least thirty (30) days after the Closing Date and (II) for an additional 50% of the Lock-Up Shares (other than the Private Placement Shares and the Earn-Out Shares) held by the Holders and their respective Permitted Transferees (i.e., clauses (I) plus (II) totaling an aggregate of 83% of the Lock-Up Shares (other than the Private Placement Shares and the Earn-Out Shares) held by the Holders and their respective Permitted Transferees), the date on which the last reported sale price of Acquiror Class A Common Stock equaled or exceeded $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least thirty (30) days after the Closing Date; provided, that, notwithstanding anything to the contrary in the foregoing, in the case of any Lock-Up Shares held by a ProKidney Holder or an affiliate of a ProKidney Holder, solely with respect to fifty percent (50%) of such ProKidney Holder or such affiliate’s Lock-Up Shares, the earlier of (i) four (4) years following the Closing Date and (ii) the date that the Company shall have received notice of any regulatory market authorization, including full or conditional authorization, to market its lead product candidate, Renal Autologous Cell Therapy (it being understood and agreed that, with respect to this proviso, such number of Lock-Up Shares shall be based solely on the calculation of such holder’s Lock-Up Shares as of the Closing Date and such Lock-Up Period shall not in any case end earlier than 180 days after the Closing Date).  With respect to each Earn-Out Share, the “Lock-Up Period” shall mean the period beginning on the date on which such Earn-Out Share is issued (if any) and ending 180 days after such date; provided, that, in the case of any Earn-Out Shares held by a ProKidney Holder or an affiliate of a ProKidney Holder, solely with respect to fifty percent (50%) of such ProKidney Holder or such affiliate’s Earn-Out Shares, the earlier of (i) four (4) years following the Closing Date and (ii) the date that the Company shall have received notice of any regulatory market authorization, including full or conditional authorization, to market its lead product candidate, Renal Autologous Cell Therapy (it being understood and agreed that, with respect to this proviso, such Lock-Up Period shall not in any case end earlier than 180 days after the date on which such Earn-Out Shares are issued).

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(j)          “Lock-Up Shares” shall mean with respect to (i) Sponsor, the Sponsor Key Holders and their respective Permitted Transferees, the shares of Acquiror Common Stock (and after the Restructuring, Common Shares issued in substitution for such shares of Acquiror Common Stock) held by the such Person immediately following the Closing (other than the PIPE Shares or shares of Acquiror Common Stock (and after the Restructuring, Common Shares issued in substitution for such shares of Acquiror Common Stock) acquired in the public market) and (ii) the ProKidney Holders and their respective Permitted Transferees, (A) the shares of Acquiror Common Stock (and after the Restructuring, Common Shares issued in substitution for such shares of Acquiror Common Stock), New Company Common Units and other equity interests (including profits interests) of PKLP (and after the Restructuring, Common Units and other equity interests (including profits interests) of ProKidney issued in substitution for such New Company Common Units and other equity interests (including profits interests) of PKLP) held by such Person immediately following the Closing, including any PIPE Shares, but excluding any shares of Acquiror Common Stock (and after the Restructuring, Common Shares issued in substitution for such shares of Acquiror Common Stock) acquired in the public market, (B) shares of Acquiror Common Stock, New Company Common Units or other equity interests of PKLP issued upon settlement or exercise of profits interests, restricted stock units, stock options or other equity awards of ProKidney Cayman, PKLP or their respective subsidiaries outstanding as of immediately following the Closing (and after the Restructuring, Common Shares, Common Units, or other equity interests of ProKidney issued upon settlement or exercise of profits interests, restricted stock units, stock options or other equity awards of the Company, ProKidney or their respective subsidiaries issued in substitution for such shares of Acquiror Common Stock, New Company Common Units or other equity interests of PKLP issued upon settlement or exercise of profits interests, restricted stock units, stock options or other equity awards of ProKidney Cayman, PKLP or their respective subsidiaries outstanding as of immediately following the Closing) and (C) the Earn-Out Shares.

(k)          “Paired Interests” shall mean Common Units paired with Class B Common Shares.

(l)         “Permitted Transferee” shall mean any Person to whom a Holder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(b).

(m)       “Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

(n)          “PIPE Shares” shall mean shares of Acquiror Common Stock purchased in the PIPE Investment (and after the Restructuring, Common Shares issued in substitution for such shares of Acquiror Common Stock).

(o)          “Plan of Domestication” shall mean the Plan of Domestication of ProKidney Cayman adopted on or about the date hereof.

(p)          “ProKidney Holders” shall mean certain equityholders of ProKidney set forth on Schedule 2 hereto.

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(q)        “Sponsor” shall mean, collectively, each of (i) SC Master Holdings, LLC and (ii) SVAV Sponsor III, LLC as the Permitted Transferees of SCS Sponsor III LLC, a Cayman Islands limited liability company from and after the date of the Original Agreement.

(r)          “Sponsor Key Holders” shall mean the Persons set forth on Schedule 1 hereto.

(s)          “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2.            Lock-Up Provisions.

(a)       Subject to Section 2(b), each Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the applicable Lock-Up Period with respect to such Lock-Up Shares.

(b)          Notwithstanding the provisions set forth in Section 2(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Shares during the Lock-Up Period (i) to (A) the Company’s or ProKidney’s officers or directors, (B) any affiliates or family members of the Company’s or ProKidney’s officers or directors, (C) any direct or indirect partners, members or equity holders of the Sponsor or Sponsor Key Holders, any affiliates of the Sponsor or the Sponsor Key Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates, or (D) the ProKidney Holders or any direct or indirect partners, members or equity holders of the ProKidney Holders, any affiliates of the ProKidney Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of such individual’s immediate family or an affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; (vi) to the partners, members or equityholders of such Holder by virtue of the Sponsor’s organizational documents, as amended; (vii) in connection with a pledge of shares of Acquiror Class A Common Stock, shares of Acquiror Class B Common Stock or New Company Common Units, or any other securities convertible into or exercisable or exchangeable for shares of Acquiror Class A Common Stock, shares of Acquiror Class B Common Stock or New Company Common Units (and after the Restructuring, Class A Common Shares, Class B Common Shares or Common Units, or any other securities convertible into or exercisable or exchangeable for Class A Common Shares, Class B Common Shares or Common Units), to a financial institution, including the enforcement of any such pledge by a financial institution; (viii) to the Company or ProKidney; (ix) as forfeitures of shares of Acquiror Common Stock (and after the Restructuring, Common Shares) pursuant to a “net” or “cashless” exercise of stock options; (x) as forfeitures of Acquiror Common Stock or New Company Common Units (and after the Restructuring, Common Shares or Common Units) to satisfy tax withholding requirements upon the vesting of equity-based awards granted pursuant to an equity incentive plan; (xi) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board of Directors of ProKidney Cayman (and after the Restructuring, the Board of Directors of the Company) or a duly authorized committee thereof or other similar transaction which results in all of ProKidney Cayman’s (and after the Restructuring, the Company’s) stockholders having the right to exchange their Acquiror Common Stock (and after the Restructuring, their Common Shares) for cash, securities or other property subsequent to the Closing Date; (xii) pursuant to an exchange of New Company Common Units for shares of Acquiror Common Stock (and after the Restructuring, Paired Interests for Class A Common Shares) pursuant to the Exchange Agreement (provided, that any shares of Acquiror Common Stock for which New Company Common Units (and after the Restructuring, any Class A Common Shares for which Paired Interests) are exchanged pursuant to this clause (xii) shall continue to be Lock-Up Shares for the duration of the applicable Lock-Up Period); or (xiii) in connection with any legal, regulatory or other order; provided, however, that in the case of clauses (i) through (vi), such Permitted Transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Section 2.

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(c)       In order to enforce this Section 2, the Company and ProKidney may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.

(d)       For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of the Company or equityholder of ProKidney, as applicable, with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that such Holder is entitled to vote.

(e)        If any Holder is granted a release or waiver from any lock-up agreement (such holder a “Triggering Holder”) executed in connection with the Closing prior to the expiration of the Lock-Up Period, then each Holder shall also be granted an early release from his, her or its obligations hereunder on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares rounded down to the nearest whole Lock-Up Share equal to the product of (i) the total percentage of Lock-Up Shares held by the Triggering Holder immediately following the consummation of the Closing that are being released from the lock-up agreement multiplied by (ii) the total number of Lock-Up Shares held by the Holder immediately following the consummation of the Closing; provided that, the foregoing shall not be applicable with respect to a release or waiver of any Holder that holds less than an aggregate of 100,000 New Company Common Units (and after the Restructuring, Common Units).

(f)        The lock-up provisions in this Section 2 shall supersede the lock-up provisions contained in Sections 7(a) and 7(b) of that certain letter agreement dated as of June 29, 2021 and that certain letter agreement dated as of September 24, 2021, in each case by and among ProKidney Cayman, the Sponsor and certain of ProKidney Cayman’s then current and former officers and directors (collectively, the “Insider Letters”) and which provisions in Sections 7(a) and 7(b) of the Insider Letters shall be of no further force or effect.

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3.            Miscellaneous.

(a)          Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

(b)          Consent to Jurisdiction and Service of Process.  ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT.  SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3(h), WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(c)          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(c).

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(d)          Assignment; Third Parties.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time.  Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

(e)          Specific Performance.  Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached.  Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(f)          Amendment; Waiver.  Upon (i) the approval of a majority of the total number of directors serving on the Board of Directors of the Company and (ii) the written consent of the Holders of a majority of the total Lock-Up Shares, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by the Company, or any of such provisions, covenants or conditions may be amended or modified, so long as no Holder is impacted disproportionately than any other Holder by such waiver, amendment or modification; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder, solely in its capacity as a holder of Lock-Up Shares, shall require the consent of the Holder so affected.  No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company.  No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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(g)          Interpretation.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.  In this Agreement, unless the context otherwise requires:  (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”.  The parties have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h)          Notices.  All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid or (iii) when delivered by FedEx or other nationally recognized overnight delivery service, addressed, if to the Company, to:  ProKidney Corp., 2000 Frontis Plaza Blvd, Suite 250, Winston-Salem, NC 27103, Attn:  Bruce Culleton, Chief Executive Officer email: bruce.culleton@prokidney.com, with a copy, which shall not constitute notice, to Todd Girolamo, General Counsel, email:  todd.girolamo@prokidney.com; and if to any Holder, at such Holder’s address or email address as set forth in the Company’s books and records.

(i)           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j)           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.  Notwithstanding the foregoing, nothing in this Agreement (other than Section 2(f)) shall limit any of the rights, remedies or obligations of the Company or any of the Holders under any other agreement between any of the Holders and the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Holders or the Company under this Agreement.

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(k)          Several Liability:  The liability of any Holder hereunder is several (and not joint).  Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

(l)           Counterparts.  The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically.  In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original.  Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Lock-Up Agreement as of the date first written above.

COMPANY:

PROKIDNEY CORP.

By:	/s/ Todd C. Girolamo
Name:	Todd C. Girolamo
Title:	Corporate Compliance Officer; Secretary; Chief Legal Officer

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

TOLERANTIA, LLC

By:	/s/ Jaime Gomez-Sotomayor
Name:	Jaime Gomez-Sotomayor
Title:	Authorized Person

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V.
By: Tolerantia, LLC, as attorney-in-fact

By:	/s/ Jaime Gomez-Sotomayor
Name:	Jaime Gomez-Sotomayor
Title:	Authorized Person

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

PROKIDNEY MANAGEMENT EQUITY LLC
By: Tolerantia, LLC, its manager

By:	/s/ Jaime Gomez-Sotomayor
Name:	Jaime Gomez-Sotomayor
Title:	Authorized Person

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

PABLO LEGORRETA

/s/ Pablo Legorreta

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

JAMES COULSTON

/s/ James Coulston

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

JOE STAVAS

/s/ Joe Stavas

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

DARIN WEBER

/s/ Darin Weber

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

WILLIAM DOYLE

/s/ William Doyle

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

ALAN LOTVIN

/s/ Alan Lotvin

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

BRIAN PEREIRA

/s/ Brian Pereira

[Signature Page to Amended and Restated Lock-Up Agreement]

HOLDER:

TODD C. GIROLAMO

/s/ Todd C. Girolamo

[Signature Page to Amended and Restated Lock-Up Agreement]

SCHEDULE 1

SPONSOR KEY HOLDERS

1.          Uma Sinha
2.          Marc Semigran

SCHEDULE 2

PROKIDNEY HOLDERS

1.            Tolerantia, LLC
2.            Control Empresarial de Capitales, S.A. de C.V.
3.            ProKidney Management Equity LLC
4.            Pablo Legorreta
5.            Tim Bertram
6.            James Coulston
7.            Deepak Jain
8.            Ashley Johns
9.            Joe Stavas
10.          Gail Ward
11.          Darin Weber
12.          William Doyle
13.          Alan Lotvin
14.          Brian Pereira
15.          Dean Kamen
16.          DEKAVERSE LLC
17.          Any other Closing Company Unitholders not otherwise identified herein